Exhibit 10.1

September 24, 2024

Innventure LLC
6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827

Re:	Waiver and Modification of Certain Covenants (Business Combination Agreement)

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement, dated as of October 24, 2023 (the “Business Combination Agreement”), by and among Learn SPAC HoldCo, Inc. (“Holdco”), a Delaware corporation, Learn CW Investment Corporation (“Parent”), a Cayman Islands exempted company with limited liability, LCW Merger Sub, Inc. (“LCW Merger Sub”), a Delaware corporation, Innventure LLC (the “Company”), a Delaware limited liability company, and Innventure Merger Sub, LLC, a Delaware limited liability company (“Innventure Merger Sub” and, together with Holdco, Parent, LCW Merger Sub, and the Company, the “Parties”).  Unless the context requires otherwise, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Business Combination Agreement.

In accordance with Sections 5.10 (Waivers and Extensions) and 9.10 (Amendment; Waiver) of the Business Combination Agreement, the Parties hereby acknowledge and agree that, notwithstanding anything to the contrary in the Business Combination Agreement, the officers of the Company and Parent, being duly authorized, have determined to (i) preemptively waive any breach or default of the Business Combination Agreement that may arise, directly or indirectly, including with respect to Section 6.05 (Parent Public Filings) of the Business Combination Agreement, as a result of Parent failing to maintain the listing of the Parent Class A Ordinary Shares and the Parent Public Warrants on the Listing Exchange; provided, that such waiver shall not be with respect to Section 7.01(e) (Conditions to Each Party’s Obligations) of the Business Combination Agreement; provided, further, that all costs, fees and expenses incurred in connection with the trading of such securities on any over-the-counter market shall be deemed Parent Transaction Costs, (ii) preemptively waive any breach or default of the Business Combination Agreement that may arise, directly or indirectly, including with respect to Section 6.02(b)(x) (Conduct of Business of the Company) of the Business Combination Agreement, as a result of (a) that certain Termination Agreement, dated as of September 20, 2024, by and among the Company, Michael Otworth and John Scott or (b) the waiver of rights of Innventure1 LLC, a Delaware limited liability company, to purchase Class B-1 Preferred Units of the Company pursuant to that certain Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 27, 2022, (iii) acknowledge and agree that “Draw #1”, in the amount of US$20,000,000.00 as further described in that certain Non-Binding Term Sheet (the “Non-Binding Term Sheet”) for a financing (the “WTI Financing”) by WTI Fund X/ WTI Fund XI, Inc., and/or its affiliates and assigns (“WTI”) of the Company, dated on or about August 14, 2024, between the Company and Western Technology Investment, an affiliate of WTI, is deemed to constitute an Additional Financing as contemplated by the Business Combination Agreement, (iv) acknowledge and agree that “Draw #2”, in the amount of US$15,000,000.00 as further described in the Non-Binding Term Sheet (“Draw 2”), is deemed an Additional Financing as contemplated by the Business Combination Agreement; provided, that either (x) WTI funds Draw 2 or (y) the Company satisfies the conditions for WTI to fund Draw 2 on or prior to the end of the applicable availability period set forth in the definitive agreements for the WTI Financing and the Company has not requested that WTI fund Draw 2 prior to the end of such period, (v) acknowledge and agree that “Draw #3”, in the amount of US$15,000,000.00 as further described in the Non-Binding Term Sheet (“Draw 3”), is deemed an Additional Financing as contemplated by the Business Combination Agreement; provided, that either (x) WTI funds Draw 3 or (y) the Company satisfies the conditions for WTI to fund Draw 3 on or prior to the end of the applicable availability period set forth in the definitive agreements for the WTI Financing and the Company has not requested that WTI fund Draw 3 prior to the end of such period; provided, further, that, the amount of any Additional Financing attributed to subparts (iv) and (v) of this paragraph shall equal the amount WTI funds or for which the conditions to fund have been met, with respect to such draw, (vi) agree that the Promissory Note, dated May 3, 2022, between Parent and Sponsor, as amended from time to time (the “2022 Note”), to be further amended, or amended and restated, to increase the aggregate commitment amount under the 2022 Note to $4,800,000.00, (vii) acknowledge and agree that all interest expenses of Sponsor incurred pursuant to that certain Loan and Security Agreement, dated as of December 28, 2023, by and among Sponsor and the lender parties thereto, shall be deemed Parent Transaction Costs with respect to the Business Combination Agreement, (viii) acknowledge and agree that the Unsecured Promissory Note, dated August 20, 2024, by and between the Company and Glockner Family Venture Fund, a Florida limited partnership (the “Glockner Promissory Note”), is deemed to constitute an Additional Financing as contemplated by the Business Combination Agreement, (ix) acknowledge and agree that the Unsecured Promissory Note, dated August 22, 2024, by and between the Company and John Scott (the “Scott Promissory Note”), is deemed to constitute an Additional Financing as contemplated by the Business Combination Agreement, (x) waive any breach or default of the Business Combination Agreement that may have occurred, directly or indirectly, as a result of the Glockner Promissory Note or the Scott Promissory Note, (xi) agree that the Company’s obligations in Section 3.02(e)(b)(i) of the Business Combination Agreement to include the mailing addresses and email addresses for each Company Member in the Payment Spreadsheet shall be deemed satisfied; provided, that the Company includes such addresses in the Payment Spreadsheet to the extent reasonably practicable and has otherwise delivered such information at least two (2) Business Days prior to the Closing Date and (xii) agree that the amounts and calculations set forth in both the Parent Closing Certificate and the Company Closing Certificate shall, in each case, be good faith estimates of such amounts and calculations made as of the date of delivery of the Parent Closing Certificate and the Company Closing Certificate, respectively.

Except as expressly waived hereby, all of the terms and provisions of the Business Combination Agreement shall remain in full force and effect.  In the event of any conflict or inconsistency between the terms of this letter agreement and the terms of the Business Combination Agreement, this letter agreement shall control.

The provisions set forth in Sections 9.02 (Notices), 9.05 (Governing Law), 9.06 (Jurisdiction), 9.07 (WAIVER OF JURY TRIAL), 9.09 (Severability), 9.10 (Amendment; Waiver), 9.11 (Entire Agreement), 9.12 (Interpretation) and 9.13 (Counterparts) of the Business Combination Agreement shall apply to this letter agreement and are incorporated by reference, as if fully set forth herein, mutatis mutandis.

[Signature pages follow]

Very truly yours,

INNVENTURE LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer

[Signature Page to Side Letter (Business Combination Agreement)]

AGREED AND ACCEPTED AS OF
THE DATE FIRST WRITTEN ABOVE:

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	Chief Executive Officer

LEARN SPAC HOLDCO, INC.

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	President

LCW MERGER SUB, INC.

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	President

INNVENTURE MERGER SUB, LLC

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	President

[Signature Page to Side Letter (Business Combination Agreement)]